Exhibit 4.12

RAPTOR PHARMACEUTICAL CORP.

2006 EQUITY INCENTIVE PLAN

1.           PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 22 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan, which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code. Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides.

2.           SHARES SUBJECT TO THE PLAN.

2.1           Number of Shares Available. Subject to Sections 2.2 and 17 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,395,360 Shares or such lesser number of Shares as permitted by applicable law.

Subject to Sections 2.2, 5.10 and 17 hereof, Shares subject to Awards previously granted will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares:  (i) cease to be subject to issuance upon exercise of an Option, other than due to exercise of such Option; (ii) are subject to an Award granted hereunder but the Shares subject to such Award are forfeited or repurchased by the Company at the original issue price; or (iii) are subject to an Award that otherwise terminates without Shares being issued. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2           Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options and (iii) the Purchase Prices of and number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.           ELIGIBILITY. ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 5 hereof) and Restricted Stock Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4.           ADMINISTRATION.

4.1           Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)           construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)           prescribe, amend and rescind rules and regulations relating to this Plan;

(c)           approve persons to receive Awards;

(d)           determine the form and terms of Awards;

(e)           determine the number of Shares or other consideration subject to Awards;

(f)           determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)           grant waivers of any conditions of this Plan or any Award;

(h)           determine the terms of vesting, exercisability and payment of Awards;

(i)           correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(j)           determine whether an Award has been earned;

(k)           make all other determinations necessary or advisable for the administration of this Plan; and

(l)           extend the vesting period beyond a Participant’s Termination Date.

4.2           Committee Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section 5.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided such officer or officers are members of the Board.

5.           OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1           Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2           Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3           Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 11 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Option as provided herein, to the extent section 25102(o) of the California Corporations Code is intended to apply, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company shall have the right to exercise an Option granted hereunder at the rate of no less than twenty percent (20%) per year over five (5) years from the date such Option is granted.

5.4           Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 7 hereof.

5.5           Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6           Termination. Subject to earlier termination pursuant to Sections 17 and 18 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)           If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

(b)           If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

(c)           If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7           Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8           Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 18 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9           Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

5.10           No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 60,000,000  Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.

6.           RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1           Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2           Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section 7 hereof.

6.3           Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section 11 hereof or such other restrictions not inconsistent with Section 25102(o) of the California Corporations Code.

7.           PAYMENT FOR SHARE PURCHASES.

7.1           Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)           by cancellation of indebtedness of the Company owed to the Participant;

(b)           by surrender of shares that:  (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)           by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law;

(d)           by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e)           with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)           through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)           through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)           by any combination of the foregoing.

7.2           Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

8.           WITHHOLDING TAXES.

8.1           Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

8.2           Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

9.           PRIVILEGES OF STOCK OWNERSHIP.

9.1           Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 11 hereof. To the extent required, the Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

9.2           Financial Statements. The Company will provide financial statements to each Participant annually during the period such Participant has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Participants when issuance of Awards is limited to key employees whose services in connection with the Company assure them access to equivalent information.

10.           TRANSFERABILITY. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative.

11.           RESTRICTIONS ON SHARES.

11.1           Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, unless otherwise not permitted by Section 25102(o) of the California Corporations Code, provided that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

11.2           Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after the Participant’s Termination Date and the date the Participant purchases Shares under the Plan at the Participant’s Exercise Price or Purchase Price, as the case may be, provided that to the extent Section 25102(o) of the California Corporations Code is intended to apply, unless the Participant is an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company, such right of repurchase lapses at the rate of no less than twenty percent (20%) per year over five (5) years from:  (a) the date of grant of the Option or (b) in the case of Restricted Stock, the date the Participant purchases the Shares.

12.           CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

13.           ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 11 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

14.           EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

15.           SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code. Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.           NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

17.           CORPORATE TRANSACTIONS.

17.1           Assumption or Replacement of Awards by Successor or Acquiring Company. In the event of (i) a dissolution or liquidation of the Company, (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Shareholder,” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Shareholder; or (b) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s stockholders, any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 17.1. For purposes of this Section 17.1, an “Acquiring Shareholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction. In the event such successor or acquiring corporation (if any) does not assume, convert, replace or substitute Awards, as provided above, pursuant to a transaction described in this Section 17.1, then notwithstanding any other provision in this Plan to the contrary, the vesting of such Awards will accelerate and the Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

17.2           Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any transaction described in Section 17.1 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

17.3           Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.           ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that:  (i) no Option may be exercised prior to initial stockholder approval of this Plan; (ii) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (iii) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares issued hereunder shall be rescinded; and (iv) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by stockholders shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

19.           TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

20.           AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) of the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

21.           NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.           DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement and Restricted Stock Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Raptor Pharmaceutical Corp., or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)           if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)           if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)           if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d)           if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock $0.001, par value, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Incentive Stock Option Award Agreement

RAPTOR PHARMACEUTICAL CORP.
2006 Equity Incentive Plan
STOCK OPTION AWARD AGREEMENT

Current Date

Optionee
Optionee’s Address

Dear Optionee:

Pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”), you have been granted an Incentive Stock Option to purchase ________shares of stock as outlined below.

Granted To:_____________________________
Grant Date:_____________________________
Grant Number:__________________________
Grant Price:_____________________________
Total Cost to Exercise:____________________
Expiration Date:_________________________
Vesting Schedule:________________________
By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan and Award Agreement. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Grant and the Plan.

Signature:________________________	Date:_________________________
Optionee

 Note:  If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

1.             Grant. The Optionee specified above (the “Optionee”) has been granted an option (the “Option”) to purchase the number of shares of Common Stock of Raptor Pharmaceutical Corp. (the “Company”) specified above at the exercise price also specified above (the “Exercise Price”), subject to the terms and conditions of this Incentive Stock Option Award Agreement (the “Award Agreement”), and the Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as amended from time to time (the “Plan”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement. In the event of any conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.           Incentive Stock Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to such options shall be determined as of the grant date of the relevant option.

3.           Vesting Schedule. Subject to the terms of this Award Agreement and the Plan, this Option may be exercised, in whole or in part, according to the Vesting Schedule specified above.
However, if the Optionee is on (i) sick leave (ii) military leave or (iii) an approved leave of absence, subject to applicable laws, vesting of the Option shall be suspended after such leave of absence exceeds ninety (90) days. Vesting shall than only recommence upon Optionee’s return to service to the Company and the Vesting Schedule shall be extended by the length of the suspension or by such shorter period as the Committee determines is necessary to comply with Section 25102(o) of the California Corporations Code.

4.           Exercise of Option.

(a)           Right to Exercise. The Option shall be exercisable during its term only to the extent it has vested in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Award Agreement. The Option shall be subject to the provisions of Section 17 of the Plan relating to the exerciseability or substitution upon the occurrence of certain corporate transactions as therein described. In no event may the Option be exercised with respect to any fractional Shares.

(b)           Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) (or such other procedure as specified in writing from time to time by the Committee) which shall state the election to exercise the Option, the whole number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other provisions as may be required by the Committee. The Exercise Notice shall be delivered in person, by certified mail or by such other method as determined by the Committee, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of Exercise Price. Payment of the Exercise Price shall be made in the manner specified in Section 3 below.

(c)           Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of the Shares. Upon exercise of the Option, the Company (or the Optionee’s employer) may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

5.           Method of Payment. Subject to any applicable laws, payment of the aggregate Exercise Price shall be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by law, any of the following (provided that the portion of the Exercise Price equal to the par value of $0.001 per share of the Shares with respect to which the Option is exercised must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law):

(a)	by cancellation of indebtedness of the Company owed to the Optionee.

(b)           by surrender of shares that:  (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Optionee in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)           by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, if the Optionee is not an employee or director of the Company, the Optionee will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)           by waiver of compensation due or accrued to the Optionee from the Company for services rendered;

(e)           with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)           through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)           through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)           by any combination of the foregoing.

6.           Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable laws. If the exercise of the Option within the applicable time periods set forth in Section 5 of this Award Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

7.           Termination. Subject to earlier termination pursuant to Section 17 of the Plan and notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option will always be subject to the following:

(a)           If the Optionee is Terminated for any reason other than death, Disability or for Cause, then the Optionee may exercise the Option only to the extent it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee in whole or in part, within ninety (90) days after the Termination Date (or within such shorter time period, being not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond ninety (90) days after the Termination Date deemed to be a non-qualified stock option, but in any event no later than the Expiration Date).

(b)           If the Optionee is Terminated because of death or Disability (or the Optionee dies within ninety (90) days after a Termination other than for Cause), then the Option may be exercised only to the extent that it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee (or the Optionee’s legal representative or authorized designee) in whole or in part within twelve (12) months after the Termination Date (or within such shorter time period, being not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (i) ninety (90) days after the Termination Date when the Termination is for any reason other than the Optionee’s death or Disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Disability, within the meaning of Section 22(e)(3) of the Code, deemed to be a non-qualified stock option but in any event no later than the Expiration Date).

(c)           If the Optionee is terminated for Cause, the Optionee may exercise the Option in whole or in part within ninety (90) days of the Termination Date, but not to an extent greater than the Option has vested in accordance with the Vesting Schedule as of the Termination Date.

(d)           To the extent that the Option is unvested as of the Termination Date or if the Optionee does not exercise the Option to the extent then vested within the time limits specified above, the Option shall terminate automatically unless otherwise determined by the Committee.

8.           Transferability of Option. This Option (or any interest therein) may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death or a beneficiary designation form provided by the Company. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death on a beneficiary form provided by the Company. Following the death of the Optionee, to the extent provided in Section 7 above, the Option may be exercised (a) by the person or persons designated under the deceased Optionee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Optionee’s legal representative(s) or by any person approved to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

9.           Term of Option. This Option must be exercised not later than the Expiration Date set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

10.           Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised.

11.           Tax Consequences. The Optionee may incur tax liability as a result of exercise of this Option and disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

12.           Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

13.           Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the Notice) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

14.           No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

15.           Representations of Optionee. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof; and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change of Optionee’s address indicated above.

16.           Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

17.           Governing Law. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:	COMPANY: RAPTOR PHARMACEUTICAL CORP. a Delaware corporation
Signature	By:
Print Name	Kim R. Tsuchimoto CFO, Secretary and Treasurer

EXHIBIT A
Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan
EXERCISE NOTICE

To:  Raptor Pharmaceutical Corp.
Attention:  CFO, Secretary and Treasurer

1.           Exercise of Option. Effective as of today, ___________________ (insert today’s date), the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _____________ (insert number of Shares) shares of the Common Stock (the “Shares”) of Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”) at an exercise price of $____________ per Share (insert Exercise Price) under and pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated __________________(insert date of Award Agreement) (the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan and the Award Agreement shall have the same meanings in this Exercise Notice.

2.           Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Notice, the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

3.           Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.           Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price of the Shares by check, or such other payment as is permitted under the Plan and the Award Agreement.

5.           Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.           Taxes. The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Optionee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Optionee.

7.           Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.           Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Plan, the Award Agreement and this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

9.           Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

10.           Further Instruments. Optionee and the Company agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purpose and intent of this agreement.

11.           Governing Law. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:
Signed:_________________________
_______________________________
Print Name Date:___________________________

Nonqualified Stock Option Award Agreement

RAPTOR PHARMACEUTICAL CORP.
2006 Equity Incentive Plan
STOCK OPTION AWARD AGREEMENT

Current Date

Optionee
Optionee’s Address

Dear Optionee:

Pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”), you have been granted a Non-Qualified Stock Option to purchase ________shares of stock as outlined below.

Granted To:_____________________________
Grant Date:_____________________________
Grant Number:__________________________
Grant Price:_____________________________
Total Cost to Exercise:____________________
Expiration Date:_________________________
Vesting Schedule:________________________
By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan and Award Agreement. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Grant and the Plan.

Signature:____________________________	Date:___________________________
Optionee

 Note:  If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

1.             Grant. The Optionee specified above (the “Optionee”) has been granted an option (the “Option”) to purchase the number of shares of Common Stock of Raptor Pharmaceutical Corp. (the “Company”) specified above at the exercise price also specified above (the “Exercise Price”), subject to the terms and conditions of this Non-Qualified Stock Option Award Agreement (the “Award Agreement”), and the Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as amended from time to time (the “Plan”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement. In the event of any conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.           Non-Qualified Stock Option. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

3.           Vesting Schedule. Subject to the terms of this Award Agreement and the Plan, this Option may be exercised, in whole or in part, according to the Vesting Schedule specified above.
However, if the Optionee is on (i) sick leave (ii) military leave or (iii) an approved leave of absence, subject to applicable laws, vesting of the Option shall be suspended after such leave of absence exceeds ninety (90) days. Vesting shall than only recommence upon Optionee’s return to service to the Company and the Vesting Schedule shall be extended by the length of the suspension or by such shorter period as the Committee determines is necessary to comply with Section 25102(o) of the California Corporations Code.

4.           Exercise of Option.

(a)           Right to Exercise. The Option shall be exercisable during its term only to the extent it has vested in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Award Agreement. The Option shall be subject to the provisions of Section 17 of the Plan relating to the exerciseability or substitution upon the occurrence of certain corporate transactions as therein described. In no event may the Option be exercised with respect to any fractional Shares.

(b)           Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) (or such other procedure as specified in writing from time to time by the Committee) which shall state the election to exercise the Option, the whole number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other provisions as may be required by the Committee. The Exercise Notice shall be delivered in person, by certified mail or by such other method as determined by the Committee, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of Exercise Price. Payment of the Exercise Price shall be made in the manner specified in Section 3 below.

(c)           Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of the Shares. Upon exercise of the Option, the Company (or the Optionee’s employer) may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

5.           Method of Payment. Subject to any applicable laws, payment of the aggregate Exercise Price shall be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by law, any of the following (provided that the portion of the Exercise Price equal to the par value of $0.001 per share of the Shares with respect to which the Option is exercised must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law):

(a)	by cancellation of indebtedness of the Company owed to the Optionee.

(b)           by surrender of shares that:  (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Optionee in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)           by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, if the Optionee is not an employee or director of the Company, the Optionee will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)           by waiver of compensation due or accrued to the Optionee from the Company for services rendered;

(e)           with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)           through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)           through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)           by any combination of the foregoing.

6.           Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable laws. If the exercise of the Option within the applicable time periods set forth in Section 5 of this Award Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

7.           Termination. Subject to earlier termination pursuant to Section 17 of the Plan and notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option will always be subject to the following:

(a)           If the Optionee is Terminated for any reason other than death, Disability or for Cause, then the Optionee may exercise the Option only to the extent it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee in whole or in part, within ninety (90) days after the Termination Date (or within such shorter time period, being not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee.

(b)           If the Optionee is Terminated because of death or Disability (or the Optionee dies within ninety (90) days after a Termination other than for Cause), then the Option may be exercised only to the extent that it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee (or the Optionee’s legal representative or authorized designee) in whole or in part within twelve (12) months after the Termination Date (or within such shorter time period, being not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee.

(c)           If the Optionee is terminated for Cause, the Optionee may exercise the Option in whole or in part within ninety (90) days of the Termination Date, but not to an extent greater than the Option has vested in accordance with the Vesting Schedule as of the Termination Date.

(d)           To the extent that the Option is unvested as of the Termination Date or if the Optionee does not exercise the Option to the extent then vested within the time limits specified above, the Option shall terminate automatically unless otherwise determined by the Committee.

8.           Transferability of Option. This Option (or any interest therein) may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death or a beneficiary designation form provided by the Company. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death on a beneficiary form provided by the Company. Following the death of the Optionee, to the extent provided in Section 7 above, the Option may be exercised (a) by the person or persons designated under the deceased Optionee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Optionee’s legal representative(s) or by any person approved to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

9.           Term of Option. This Option must be exercised not later than the Expiration Date set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

10.           Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised.

11.           Tax Consequences. The Optionee may incur tax liability as a result of exercise of this Option and disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

12.           Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

13.           Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the Notice) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

14.           No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

15.           Representations of Optionee. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof; and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change of Optionee’s address indicated above.

16.           Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

17.           Governing Law. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:	COMPANY: RAPTOR PHARMACEUTICAL CORP. a Delaware corporation
Signature	By:
Print Name	Kim R. Tsuchimoto CFO, Secretary and Treasurer

EXHIBIT A
Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan
EXERCISE NOTICE

To:  Raptor Pharmaceutical Corp.
Attention:  CFO, Secretary and Treasurer

1.           Exercise of Option. Effective as of today, ___________________ (insert today’s date), the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _____________ (insert number of Shares) shares of the Common Stock (the “Shares”) of Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”) at an exercise price of $____________ per Share (insert Exercise Price) under and pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated __________________(insert date of Award Agreement) (the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan and the Award Agreement shall have the same meanings in this Exercise Notice.

2.           Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Notice, the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

3.           Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.           Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price of the Shares by check, or such other payment as is permitted under the Plan and the Award Agreement.

5.           Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.           Taxes. The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Optionee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Optionee.

7.           Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.           Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Plan, the Award Agreement and this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

9.           Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

10.           Further Instruments. Optionee and the Company agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purpose and intent of this agreement.

11.           Governing Law. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:
Signed:________________________
______________________________
Print Name Date:__________________________